Media General Reports Third-Quarter 2009 Results; Includes Non-Cash Impairment Charge

RICHMOND, Va., Oct. 21 /PRNewswire-FirstCall/ -- Media General, Inc. (NYSE: MEG) today reported a net loss for the third quarter of 2009 of $62.5 million, or $2.80 per share, including a pretax non-cash impairment charge of $84 million, compared with net income of $6.1 million, or 27 cents per diluted share, in the 2008 period.

Income from continuing operations, adjusting for the above impairment charge and applying a 39 percent tax rate, was $4.4 million, or 20 cents per share, compared with $5.7 million, or 25 cents per share in the prior year. The impairment charge and tax benefit in the quarter are discussed below.

Media General’s third-quarter 2009 results included gains of $1.9 million associated with an insurance recovery, $910,000 from a favorable tax ruling related to the sale of SP Newsprint, and $2 million from implementing a final freeze on a retirement plan, partially offset by a $2.2 million expense from stock-based compensation plans due to an increase in the price of the company’s common stock in the quarter.  The 2008 third quarter included a $500,000 gain associated with an insurance recovery and a $1 million reduction in the previously recognized loss on the sale of SP Newsprint.

“The 18 percent decline in total revenues in the third quarter represents a sequential improvement from the 20 percent decrease in the second quarter of 2009.  The improvement is made more notable when we consider that last year’s third quarter included $12.5 million in Olympics revenues as well as $6 million more in Political revenues,” said Marshall N. Morton, president and chief executive officer.  “Nonetheless, the advertising environment in the third quarter remained challenging, and we experienced lower Classified, Local and National revenues overall.  On the other hand, newspaper circulation revenues increased 11 percent as a result of rate increases, and renewed emphasis on subscription sales after Labor Day is yielding encouraging results.  Cable and satellite retransmission fees were $4.2 million in this year’s third quarter compared to just under $1 million last year,” Mr. Morton said.

“We were pleased with the results of our initiatives to expand the array of products and services we provide via digital media, including online and mobile.  Digital Media revenues in the third quarter increased 2 percent from the prior year and represented 8 percent of total advertising revenues.  Local digital revenues increased 25 percent from a year ago, reflecting the success of new online-only sales initiatives.  Unique visitors increased nearly 30 percent in the quarter,” Mr. Morton said.

“Total operating costs decreased 18 percent from last year’s third quarter, excluding the impairment charge and insurance gains.  Lower expenses were mostly attributable to a 17 percent decrease in compensation expense and a 54 percent decline in newsprint expense,” he said.

Media General had 770 fewer full-time equivalent employees this year than last year.  By the end of 2009, a furlough program will have included a total of 15 days per employee, including four days in the fourth quarter.  Newsprint consumption was down 36 percent, from both lower volumes and conservation efforts, such as our Web-width reductions, and newsprint prices dropped 27 percent from a year ago.

“As we enter the fourth quarter, we are seeing signs of strengthening in advertiser spending.  While we do not expect to fully replace the $23.4 million of Political revenues we generated in last year’s fourth quarter, we believe that Local and National advertiser spending patterns are firming somewhat, especially on the broadcast side.  September produced the smallest revenue decline we’ve seen all year, down 12 percent.

“Also encouraging are signs that the Tampa and Providence markets have stabilized.  Looking to next year, we anticipate a lift from an improving economy and the promise of Political and Olympics revenues.  Media General is well positioned to benefit from an economic recovery,” he said.

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Market Segments
Effective at the beginning of the third quarter of 2009, Media General changed its management structure from three platform-based divisions to five geographic market segments and a sixth segment that includes the company’s interactive advertising services and certain other operations.  This new structure better focuses all operations on serving customers across multiple media platforms.  Included with this news release are statements that provide the market structure results for the first two quarters of 2009, for all four quarters and full-year 2008, and for full-year 2007.

Virginia/Tennessee segment profits in the third quarter were $10.7 million, a 2 percent decrease from a year ago.  Revenues of $48 million declined 14.7 percent.  The segment benefited from stronger local sales in several regions, and the decline in Political revenues was less significant than in other markets.  Segment expenses decreased 19 percent.

Florida segment profits were $524,000, a 56.5 percent decrease from the prior year.  Total revenues were $36.5 million, down 22.7 percent, mostly the result of recession-induced soft advertising.  In addition, WFLA had $2 million in Political revenues and $2.7 million in Olympics revenues last year.  Expenses decreased 22 percent from last year.

Mid-South segment profits were $5.5 million, an 11.9 percent decrease.  Revenues were $35.5 million, a 13.8 percent decrease.  The 2008 third quarter included $1.2 million in Political revenues and $2.1 million in Olympics revenues.  Expenses decreased 14.8 percent.

North Carolina segment profits were $1.4 million, a 63.3 percent decrease.  Revenues were $18.9 million, a 27.1 percent decline.  The North Carolina television stations were impacted by the absence of $1 million in Political revenues and $2.3 million in Olympics revenues from last year.  Segment expenses declined 20.7 percent.

Ohio/Rhode Island segment profits were $2.5 million, a 46.5 percent decrease from last year.  Total revenues decreased 22.7 percent.  The current quarter results reflected $1.5 million less in Political revenues than last year and the absence of $5 million of revenues from the Olympics.  Operating expenses decreased 12.7 percent.

The Advertising Services and Other segment profits increased 84 percent from last year.  Most of the improvement was generated by DealTaker.com and Blockdot.  DealTaker.com’s revenues increased 21.2 percent, reflecting increased traffic and visitors buying from merchant sites, driven by marketing and sales initiatives.  Blockdot’s revenues increased 29 percent, also driven by sales initiatives.

Impairment
Despite a rise in stock price, weaker-than-expected revenues, combined with the change in management structure, which made impairment testing more granular, led the company to perform a third-quarter impairment test.  That test resulted in an $84 million pretax charge, including $66 million of goodwill and $18 million of FCC licenses, network affiliation agreements, and certain publishing licenses.

Income Taxes
Due to the company’s net-deferred tax asset position, required valuation allowance and intra-period tax allocation rules, the tax benefit of $16.7 million on income from continuing operations for the quarter had an unusual relationship to the pretax loss.  Through nine months, in addition to any period-specific items, the tax benefit on continuing operations was limited to the amount of income tax expense that was attributable to discontinued operations and other comprehensive income items which, in combination with the amounts recorded through the first six months of the year, resulted in a 21.6 percent tax rate for the third quarter.

Other results
Corporate expense declined 44.8 percent, reflecting cost containment actions and a final freeze on a retirement plan.  Acquisition intangibles amortization decreased 40.6 percent, as certain intangible assets were written down as part of previous impairment charges.  Interest expense was approximately $525,000 higher than the prior year, due to higher marginal interest rates, offset in large part by lower average debt levels.

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Debt at the end of the third quarter was $706 million, compared with $712 million at the end of the second quarter of 2009 and $730 million as of the beginning of the year.

EBITDA (income (loss) from continuing operations before interest, taxes, depreciation and amortization) was a deficit of $51.7 million, including the non-cash impairment charge, compared with $36.3 million in the 2008 period.  After-Tax Cash Flow, which would not include the impairment charge, was $17.3 million, compared with $22.6 million in the prior year’s quarter.  Capital expenditures in the third quarter of 2009 were $3.6 million, compared with $6.8 million in the prior-year period.  Free Cash Flow (After-Tax Cash Flow minus capital expenditures) was $13.6 million, compared with $15.8 million in the prior-year period.

Media General provides the non-GAAP financial metrics EBITDA from continuing operations, After-Tax Cash Flow, and Free Cash Flow.  The company believes these metrics are useful in evaluating financial performance and are common alternative measures used by investors, financial analysts and rating agencies.  These groups use EBITDA, along with other measures, to evaluate a company’s ability to service its debt requirements and to estimate the value of the company.  A reconciliation of these metrics to amounts on the GAAP statements has been included in this news release.

Conference Call and Webcast
The company will hold a conference call with financial analysts today at 11 a.m. ET.  The conference call will be available to the media and general public through a limited number of listen-only dial-in conference lines and via simultaneous Webcast.  To dial in to the call, listeners may call 1-800-901-5247 about 10 minutes prior to the 11 a.m. start.  The participant passcode is “Media General.”  Listeners may also access the live Webcast by logging on to www.mediageneral.com and clicking on the “Live Webcast” link on the homepage about 10 minutes in advance.  A replay of the Webcast will be available online at www.mediageneral.com beginning at 2 p.m. today.  A telephone replay is also available, beginning at 2 p.m. today and ending at 2 p.m. on October 28, 2009, by dialing 888-286-8010 or 617-801-6888, and using the passcode 10949244.

Forward-Looking Statements
This news release contains forward-looking statements that are subject to various risks and uncertainties and should be understood in the context of the company’s publicly available reports filed with the Securities and Exchange Commission.  Media General’s future performance could differ materially from its current expectations.

About Media General
Media General is a leading provider of news, information and entertainment across multiple media platforms, serving consumers and advertisers in strong local markets, primarily in the Southeastern United States.  Media General’s operations are organized in five geographic market segments and a sixth segment that includes the company’s interactive advertising services and certain other operations.  The company’s operations include 18 network-affiliated television stations and associated Web sites, 21 daily newspapers and associated Web sites, more than 200 specialty publications that include weekly newspapers, and niche publications targeted to various demographic, geographic and topical communities of interest.  Many of the company’s specialty publications have associated Web sites.  Media General operates three interactive advertising services companies:  Blockdot, which specializes in interactive entertainment and advergaming technologies; DealTaker.com, a coupon and shopping Web site; and NetInformer, a leading provider of wireless media and mobile marketing services.

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Media General, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ending		Thirty-nine Weeks Ending
	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
(Unaudited, in thousands except per share amounts)	2009	2008	2009	2008

Revenues
Publishing	$84,097	$103,205	$263,136	$327,341
Broadcast	63,375	79,406	187,352	235,474
Digital media and other	10,536	10,327	30,043	28,361
Total revenues	158,008	192,938	480,531	591,176

Operating costs:
Employee compensation	69,966	84,623	230,117	289,614
Production	37,185	48,473	120,313	144,863
Selling, general and administrative	21,354	25,663	68,128	82,146
Depreciation and amortization	14,881	16,846	45,256	54,195
Goodwill and other asset impairment	84,220	---	84,220	778,318
Gain on insurance recovery	(1,915)	(500)	(1,915)	(3,250)
Total operating costs	225,691	175,105	546,119	1,345,886

Operating income (loss)	(67,683)	17,833	(65,588)	(754,710)

Other income (expense):
Interest expense	(10,489)	(9,962)	(31,718)	(32,799)
Impairment of and gain (loss) on investments	910	1,375	701	(4,586)
Other, net	212	248	621	761
Total other expense	(9,367)	(8,339)	(30,396)	(36,624)

Income (loss) from continuing operations before income taxes	(77,050)	9,494	(95,984)	(791,334)

Income tax expense (benefit)	(16,670)	3,769	(27,625)	(253,798)

Income (loss) from continuing operations	(60,380)	5,725	(68,359)	(537,536)
Discontinued operations:
Income (loss) from discontinued operations (net of tax)	(98)	422	96	2,516
Income (loss) related to divestiture of operations (net of tax)	(1,984)	---	5,136	(11,300)
Net income (loss)	$(62,462)	$6,147	$(63,127)	$(546,320)

Net income (loss) per common share:
Income (loss) from continuing operations	$(2.71)	$0.25	$(3.07)	$(24.35)
Discontinued operations	(0.09)	0.02	0.23	(0.40)
Net income (loss)	$(2.80)	$0.27	$(2.84)	$(24.75)

Net income (loss) per common share - assuming dilution:
Income (loss) from continuing operations	$(2.71)	$0.25	$(3.07)	$(24.35)
Discontinued operations	(0.09)	0.02	0.23	(0.40)
Net income (loss)	$(2.80)	$0.27	$(2.84)	$(24.75)

Weighted-average common shares outstanding:
Basic	22,273	22,101	22,236	22,096
Diluted	22,273	22,101	22,236	22,096

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Media General, Inc.
BUSINESS SEGMENTS

(In thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Three months ended September 27, 2009
Virginia/Tennessee	$47,980	$(3,380)	$10,674
Florida	36,519	(2,076)	524
Mid-South	35,513	(3,364)	5,479
North Carolina	18,946	(1,703)	1,430
Ohio/Rhode Island	12,314	(849)	2,509
Advertising Services & Other	7,160	(209)	1,529
Eliminations	(424)	-	-
			22,145
Unallocated amounts:
Acquisition intangibles amortization		(1,775)	(1,775)
Corporate expense		(1,525)	(4,752)
	$158,008	$(14,881)

Interest expense			(10,489)
Impairment of and gain (loss) on investments			910
Gain on insurance recovery			1,915
Goodwill and other asset impairment			(84,220)
Other			(784)
Consolidated loss from continuing
operations before income taxes			$(77,050)

(In thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Three months ended September 28, 2008
Virginia/Tennessee	$56,273	$(3,452)	$10,890
Florida	47,261	(2,553)	1,205
Mid-South	41,181	(3,547)	6,222
North Carolina	25,974	(1,788)	3,900
Ohio/Rhode Island	15,928	(815)	4,694
Advertising Services & Other	6,656	(226)	833
Eliminations	(335)	-	(146)
			27,598
Unallocated amounts:
Acquisition intangibles amortization		(2,986)	(2,986)
Corporate expense		(1,479)	(8,692)
	$192,938	$(16,846)

Interest expense			(9,962)
Impairment of and gain (loss) on investments			1,375
Gain on insurance recovery			500
Other			1,661
Consolidated income from continuing
operations before income taxes			$9,494

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(In thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Nine months ended September 27, 2009
Virginia/Tennessee	$145,408	$(10,525)	$24,033
Florida	116,386	(6,266)	(2,313)
Mid-South	106,252	(10,152)	12,516
North Carolina	57,601	(5,095)	1,355
Ohio/Rhode Island	36,014	(2,541)	5,245
Advertising Services & Other	19,963	(657)	2,894
Eliminations	(1,093)	2	(46)
			43,684
Unallocated amounts:
Acquisition intangibles amortization		(5,361)	(5,361)
Corporate expense		(4,661)	(20,014)
	$480,531	$(45,256)

Interest expense			(31,718)
Impairment of and gain (loss) on investments			701
Gain on insurance recovery			1,915
Goodwill and other asset impairment			(84,220)
Other			(971)
Consolidated loss from continuing
operations before income taxes			$(95,984)

(In thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Nine months ended September 28, 2008
Virginia/Tennessee	$174,973	$(11,534)	$31,270
Florida	151,471	(7,398)	(507)
Mid-South	126,883	(11,115)	17,383
North Carolina	76,948	(5,336)	7,057
Ohio/Rhode Island	43,543	(3,085)	7,041
Advertising Services & Other	19,272	(588)	474
Eliminations	(1,914)	8	(999)
			61,719
Unallocated amounts:
Acquisition intangibles amortization		(10,768)	(10,768)
Corporate expense		(4,379)	(30,166)
	$591,176	$(54,195)

Interest expense			(32,799)
Impairment of and gain (loss) on investments			(4,586)
Gain on insurance recovery			3,250
Goodwill and other asset impairment			(778,318)
Other			334
Consolidated loss from continuing
operations before income taxes			$(791,334)

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Media General, Inc.
CONSOLIDATED BALANCE SHEETS

	September 27,	December 28,
(Unaudited, in thousands)	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$6,725	$7,142
Accounts receivable - net	87,097	102,174
Inventories	5,569	12,035
Other	38,239	38,849
Assets of discontinued operations	-	12,402
Total current assets	137,630	172,602

Other assets	39,107	41,287

Property, plant and equipment - net	427,103	453,627

FCC licenses and other intangibles - net	577,310	666,736

Total assets	$1,181,150	$1,334,252

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$24,462	$41,365
Accrued expenses and other liabilities	79,381	86,291
Liabilities of discontinued operations	-	3,053
Total current liabilities	103,843	130,709
	.
Long-term debt	705,673	730,049

Deferred income taxes	371	-

Other liabilities and deferred credits	241,804	318,267

Stockholders' equity	129,459	155,227

Total liabilities and stockholders' equity	$1,181,150	$1,334,252

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Media General, Inc.
EBITDA, After-tax Cash Flow, and Free Cash Flow

	Thirteen Weeks Ending		Thirty-nine Weeks Ending
	September 27,	September 28,	September 27,	September 28,
(Unaudited, in thousands)	2009	2008	2009	2008

Income (loss) from continuing operations	$(60,380)	$5,725	$(68,359)	$(537,536)
Interest	10,489	9,962	31,718	32,799
Income	(16,670)	3,769	(27,625)	(253,798)
Depreciation and amortization	14,881	16,846	45,256	54,195

EBITDA from continuing operations	$(51,680)	$36,302	$(19,010)	$(704,340)

Income (loss) from continuing operations	$(60,380)	$5,725	$(68,359)	$(537,536)
Non-cash impairment charge	62,749	-	62,749	532,084
Depreciation and amortization	14,881	16,846	45,256	54,195

After-tax cash flow excluding non-cash impairment charge	$17,250	$22,571	$39,646	$48,743

After-tax cash flow	$17,250	$22,571	$39,646	$48,743
Capital expenditures	3,647	6,797	11,625	19,243

Free cash flow excluding non-cash impairment charge	$13,603	$15,774	$28,021	$29,500

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Media General, Inc.
BUSINESS SEGMENTS

(In thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Three months ended March 29, 2009
Virginia/Tennessee	$46,840	$(3,658)	$2,036
Florida	42,240	(2,096)	(3,030)
Mid-South	33,798	(3,391)	1,066
North Carolina	18,981	(1,696)	(1,559)
Ohio/Rhode Island	11,086	(845)	160
Advertising Services & Other	6,562	(225)	591
Eliminations	(374)	1	(44)
			(780)
Unallocated amounts:
Acquisition intangibles amortization		(1,799)	(1,799)
Corporate expense		(1,609)	(8,634)
	$159,133	$(15,318)

Interest expense			(9,972)
Other			(106)
Consolidated loss from continuing
operations before income taxes			$(21,291)

(In thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Three months ended June 28, 2009
Virginia/Tennessee	$50,587	$(3,486)	$11,324
Florida	37,627	(2,094)	193
Mid-South	36,941	(3,397)	5,971
North Carolina	19,675	(1,696)	1,483
Ohio/Rhode Island	12,614	(847)	2,577
Advertising Services & Other	6,242	(224)	776
Eliminations	(299)	-	(5)
			22,319
Unallocated amounts:
Acquisition intangibles amortization		(1,787)	(1,787)
Corporate expense		(1,526)	(6,629)
	$163,387	$(15,057)

Interest expense			(11,257)
Loss on investments			(209)
Other			(80)
Consolidated income from continuing
operations before income taxes			$2,357

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Media General, Inc.
BUSINESS SEGMENTS

(In thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Three months ended March 30, 2008
Virginia/Tennessee	$58,188	$(3,795)	$8,972
Florida	52,641	(2,379)	196
Mid-South	41,605	(3,797)	4,248
North Carolina	24,318	(1,778)	711
Ohio/Rhode Island	12,998	(1,151)	278
Advertising Services & Other	5,197	(160)	(847)
Eliminations	(961)	7	(471)
			13,087
Unallocated amounts:
Acquisition intangibles amortization		(3,825)	(3,825)
Corporate expense		(1,449)	(11,250)
	$193,986	$(18,327)

Interest expense			(12,289)
Equity in net loss of unconsolidated affiliates			(21)
Other			(2,085)
Consolidated loss from continuing
operations before income taxes			$(16,383)

(In thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Three months ended June 29, 2008
Virginia/Tennessee	$60,511	$(4,288)	$11,409
Florida	51,569	(2,466)	(1,908)
Mid-South	44,097	(3,772)	6,913
North Carolina	26,656	(1,770)	2,445
Ohio/Rhode Island	14,617	(1,119)	2,070
Advertising Services & Other	7,419	(201)	488
Eliminations	(617)	1	(383)
			21,034
Unallocated amounts:
Acquisition intangibles amortization		(3,957)	(3,957)
Corporate expense		(1,451)	(10,224)
	$204,252	$(19,023)

Interest expense			(10,548)
Impairment of and loss on investments			(5,940)
Gain on fire insurance recovery			2,750
Goodwill and other asset impairment			(778,318)
Other			758
Consolidated loss from continuing
operations before income taxes			$(784,445)

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(In thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Three months ended September 28, 2008
Virginia/Tennessee	$56,273	$(3,452)	$10,890
Florida	47,261	(2,553)	1,205
Mid-South	41,181	(3,547)	6,222
North Carolina	25,973	(1,788)	3,900
Ohio/Rhode Island	15,928	(815)	4,694
Advertising Services & Other	6,656	(226)	833
Eliminations	(334)	-	(146)
			27,598
Unallocated amounts:
Acquisition intangibles amortization		(2,986)	(2,986)
Corporate expense		(1,479)	(8,692)
	$192,938	$(16,846)

Interest expense			(9,962)
Impairment of and income on investments			1,375
Gain on fire insurance recovery			500
Other			1,661
Consolidated income from continuing
operations before income taxes			$9,494

(In thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Three months ended December 28, 2008
Virginia/Tennessee	$57,493	$(3,709)	$9,338
Florida	49,820	(2,507)	(960)
Mid-South	44,648	(3,720)	7,584
North Carolina	28,425	(2,035)	4,586
Ohio/Rhode Island	19,378	(784)	6,907
Advertising Services & Other	7,375	(209)	1,021
Eliminations	(940)	2	(113)
			28,363
Unallocated amounts:
Acquisition intangibles amortization		(2,902)	(2,902)
Corporate expense		(1,404)	(8,338)
	$206,199	$(17,268)

Interest expense			(10,650)
Recovery on investments			167
Goodwill and other asset impairment			(130,383)
Other			3,630
Consolidated loss from continuing
operations before income taxes			$(120,113)

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(In thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Twelve months ended December 28, 2008
Virginia/Tennessee	$232,465	$(15,244)	$40,609
Florida	201,291	(9,905)	(1,467)
Mid-South	171,531	(14,836)	24,967
North Carolina	105,372	(7,371)	11,642
Ohio/Rhode Island	62,921	(3,869)	13,949
Advertising Services & Other	26,647	(796)	1,495
Eliminations	(2,852)	10	(1,113)
			90,082
Unallocated amounts:
Acquisition intangibles amortization		(13,670)	(13,670)
Corporate expense		(5,783)	(38,504)
	$797,375	$(71,464)

Interest expense			(43,449)
Impairment of and net loss on investments			(4,419)
Gain on fire insurance recovery			3,250
Goodwill and other asset impairment			(908,701)
Other			3,965
Consolidated loss from continuing
operations before income taxes			$(911,446)

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Media General, Inc.
BUSINESS SEGMENTS

(In thousands)	Revenues	Depreciation & Amortization	Operating Profit (Loss)
Twelve months ended December 30, 2007
Virginia/Tennessee	$265,879	$(13,043)	$64,683
Florida	253,442	(9,381)	30,299
Mid-South	180,236	(15,070)	30,252
North Carolina	110,308	(6,574)	14,204
Ohio/Rhode Island	60,578	(3,799)	10,294
Advertising Services & Other	34,486	(551)	(840)
Eliminations	(8,636)	31	(1,755)
			147,137

Unallocated amounts:
Acquisition intangibles amortization		(17,003)	(17,003)
Corporate expense		(7,608)	(39,061)
	$896,293	$(72,998)

Interest expense			(59,577)
Equity in net loss of unconsolidated affiliates			(31,392)
Gain on fire insurance recovery			17,604
Other			(5,552)
Consolidated income from continuing
operations before income taxes			$12,156

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